                                                                      EXHIBIT 13

                               AMERICAN FIDELITY
                               SEPARATE ACCOUNT A

SCHEDULE OF COMPUTATIONS FOR EACH PERFORMANCE QUOTATION PROVIDED IN THE REGISTRATION STATEMENT


                                                                 ONE YEAR         FIVE YEAR        TEN YEAR
(1) TOTAL RETURN                                                TOTAL RETURN     TOTAL RETURN    TOTAL RETURN
                                                                ------------     ------------    ------------

   (A)     INITIAL INVESTMENT                                    $  1,000.00    $  1,000.00       $  1,000.00
              multiplied by                                             x              x                 x
                  0.96                                                  0.96           0.96              0.96
               less $15.00                                              -              -                 -
                less $.50                                        $     15.00    $     15.00       $     15.00
                 equals                                                 -              -                 -
        NET INITIAL INVESTMENT                                   $      0.50    $      0.50       $      0.50
                                                                        =              =                 =
                                                                 $    944.50    $    944.50       $    944.50


   (B)    NET INITIAL INVESTMENT                                 $    944.50    $    944.50       $    944.50
               divided by                                               /              /                 /
          ACCUMULATION UNIT VALUE ON PURCHASE DATE               $   24.3329    $    9.0938       $    6.5142
                 equals                                                 =              =                 =
          NUMBER OF ACCUMULATION UNITS PURCHASED                       38.82         103.86            144.99


   (C)    ACCUMULATION UNIT VALUE AT THE END OF TIME PERIOD      $   28.5519    $   28.5519       $   28.5519
              multiplied by                                             x              x                 x
          NUMBER OF ACCUMULATION UNITS PURCHASED                       38.82         103.86            144.99
                 equals                                                 =              =                 =
          ENDING VALUE                                           $  1,108.38    $  2,965.40       $  4,139.74


   (D)    ENDING VALUE                                           $  1,108.38    $  2,965.40       $  4,139.74
                  minus                                                 -              -                 -
                INITIAL INVESTMENT                               $  1,000.00    $  1,000.00       $  1,000.00
                 equals                                                 =              =                 =
               TOTAL DOLLAR RETURN                               $    108.38    $  1,965.40       $  3,139.74


   (E)     TOTAL DOLLAR RETURN                                   $    108.38    $  1,965.40       $  3,139.74
               divided by                                               /              /                 /
                INITIAL INVESTMENT                               $  1,000.00    $  1,000.00       $  1,000.00
            multiplied by 100                                           x              x                 x
                 equals                                                  100            100               100
          TOTAL RETURN FOR THE PERIOD EXPRESSED AS A PERCENTAGE         =              =                 =
                                                                       10.84%        196.54%           313.97%

(2) AVERAGE ANNUAL TOTAL RETURN

Average annual total return quotations for the one, five and ten year periods ending 31-Dec-99 are computed using the formula below:


                                                     n
                                         P ( 1 +  T )  =  ERV

                Where   P    =  a hypothetical initial investment of $1,000

                        T    =  average annual total return

                        n    =  number of years

                        ERV  =  ending value of a hypothetical $1,000 investment
                                as of the end of the one, five and ten year periods computed in accordance with the formula shown in (1) above.


                Thus:


              ONE YEAR AVERAGE                    FIVE YEAR AVERAGE                       TEN YEAR AVERAGE
               ANNUAL RETURN                       ANNUAL RETURN                           ANNUAL RETURN
                         1                                  5                                      10
          $1,000 (1 + T)= $1,108.38           $1,000 (1 + T)= $2,965.40             $1,000 (1 + T) = $4,139.74

                      T = 10.84%                          T = 24.28%                            T  = 15.26%
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